Exhibit 10.8

GLOBAL HEALTH SOLUTIONS, INC.

2018 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Global Health Solutions, Inc. 2018 Stock Plan (the “Plan”) will have the same defined meanings in this Notice of Stock Option Grant Stock (the “Notice of Grant”), including the Stock Option Grant Agreement (the “Agreement”) and Exercise Notice Agreement, attached hereto as Exhibit A.

Optionee:

Address:

You have been granted an option to purchase Common Stock of Global Health Solutions, Inc. (the “Company”) in accordance with the following terms:

Date of Grant:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Type of Option:

Expiration Date/ Term:

Vesting Schedule:

So long as you are in Continuous Service Status with the Company, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

[ ] of the Shares subject to the Option are vested and exercisable as of the date hereof, [ ] Shares subject to the Option shall vest and become exercisable on [ ], and an additional [ ] Shares subject to the Option shall vest and become exercisable on the first day of each subsequent quarter thereafter, such that on [ ], all [ ] Shares subject to the Option shall be vested. Notwithstanding the foregoing, in the event of (i) a Change of Control, or (ii) the sale of one or more Company assets, in a single sale, at an aggregate price equal to or greater than [ ], all of the unvested Shares subject to the Option shall automatically vest and become exercisable.

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Termination Period:

This Option may be exercised to the extent vested for thirty (30) days after termination of your Continuous Service Status, unless such termination is due to your death or Disability, in which case this Option will be exercisable for twelve (12) months after your Continuous Service Status ceases. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in the Plan.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Global Health Solutions, Inc. 2018 Stock Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying the Option will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your vesting commencement date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

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OPTIONEE:	COMPANY: GLOBAL HEALTH SOLUTIONS, INC.

/s/	By:
Signature	Name:	Bradley Burnam
	Title:	Founder, CEO

Signature Page to Notice of Stock Option Grant

GLOBAL HEALTH SOLUTIONS, INC.

2018 STOCK PLAN

STOCK OPTION AGREEMENT

1.            Grant of Option. Global Health Solutions, Inc., a Delaware corporation (the “Company”), hereby grants to [ ] (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Global Health Solutions, Inc. 2018 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2.            Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option under Applicable Law, then it is intended to be and will be treated as a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option.

3.            Exercise of Option. Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the provisions of Section 9 of the Plan as follows:

(a)            Right to Exercise.

(i)            This Option may not be exercised for a fraction of a share.

(ii)           This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

(iii)          In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice of Grant.

(b)            Method of Exercise. This Option shall be exercisable by execution and delivery of the Exercise Notice attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written (including electronic) notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Administrator in its discretion to constitute adequate delivery. The Exercise Agreement shall be accompanied by payment of the Exercise Price together with any applicable withholding. This Option shall be deemed to be exercised upon receipt by the Company of such written notice and Exercise Price as to all Shares exercised.

4.            Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a)            cash or its equivalent (e.g., by cashier’s check);

(b)            by surrender of other shares (whether or not subject to this Option) of Common Stock of the Company that have an aggregate Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised and satisfying such other requirements as may be imposed by the Administrator;

(c)            partly in cash and, partly in Shares as described in paragraph (b) above; or

(d)            following the date, if any, there is a public market for the Common Stock, and if the Company is at such time permitting “same day sale” cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes).

6.            Non-Transferability of Option. Unless otherwise determined by the Administrator, an Option shall not be transferable or assignable by the Optionee, except in the event of the Optionee’s death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary. No transfer shall be permitted for value or consideration. An award exercisable after the death of an Optionee may be exercised by the heirs, legatees, personal representatives or distributees of the Optionee. Any permitted transfer of the Options to heirs, legatees, personal representatives or distributees of the Optionee shall not be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

7.            Tax Consequences. The Company has not provided any tax advice with respect to this Option or the disposition of the Shares. Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Option (and on any subsequent sale).

8.            Withholding Obligations. As a condition of the grant, vesting or exercise of the Option, the Optionee (or in the case of the Optionee’s death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant or exercise of the Option or the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy an Optionee’s tax withholding obligations under, the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Option or otherwise, but not the obligation.

9.            Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an Incentive Stock Option, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

10.          Section 409A. It is intended that Options are either exempt from Section 409A or are structured to comply with the requirements of Section 409A. In no event does the Company or the Administrator guarantee any particular tax consequences, outcome or tax liability to the Optionee with respect to the Option. In no event whatsoever will either the Company or the Administrator be liable to any person, including the Optionee, for the tax consequences of any failure to comply with the requirements of Section 409A, including any additional tax, interest, or penalty that may be imposed by Code Section 409A or damages for failing to comply with Code Section 409A or any other tax consequences relating to the Options.

11.          Rights as Shareholder. Neither Optionee nor any person claiming under or through Optionee will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until entered into the Company’s register of shareholders as the holder of such Shares. After such issuance, recordation and delivery, Optionee will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

12.          No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13.          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

14.          Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

15.          Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

16.          California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

17.          Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Optionee, the Company and all other interested persons. The Administrator will not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.          Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.         Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20.          Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21.          Modifications to the Agreement. This Agreement and the Plan constitute the entire understanding of the parties on the subjects covered. Optionee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Optionee to comply with (or be exempt from) Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

22.          Amendment, Suspension or Termination of the Plan. By accepting this Award, Optionee expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Optionee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

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This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

OPTIONEE:	COMPANY: GLOBAL HEALTH SOLUTIONS, INC.

By:
Signature	Name:	Bradley Burnam
	Title:	Founder/CEO

Signature Page to Stock Option Agreement

EXHIBIT A

GLOBAL HEALTH SOLUTIONS, INC.

2018 STOCK PLAN

EXERCISE NOTICE AGREEMENT

This Agreement (“Agreement”) is made as of [              , 20    ] by and between Global Health Solutions, Inc., a Delaware corporation (the “Company”), and [ ] (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Global Health Solutions, Inc. 2018 Stock Plan (the “Plan”).

1.            Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase [               ] shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan, the Stock Option Agreement granted [             , 20    ] (the “Option Agreement”). The purchase price for the Shares shall be [$             ] per Share for a total purchase price of [$             ].

2.            Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3.            Limitations on Transfer. Unless otherwise determined by the Committee, the Optionee shall not be permitted to transfer or assign the Option, except in the event of death or as otherwise permitted by the Plan.

4.            Stockholders’ Agreement. If requested by the Company, as a condition to receiving the Shares, the Purchaser shall execute a joinder agreement to the Company’s stockholders’ agreement in a form provided by the Company and shall be bound by the terms and conditions contained in the stockholders’ agreement.

5.            No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

6.            Tax Consequences; Notice of Incentive Stock Option Disposition. Purchaser should obtain advice from an appropriate independent professional adviser with respect to, the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares. In addition, if the Stock Option Agreement designated the Type of Option as an Incentive Stock Option, then the Purchaser understands and acknowledges in order for the Optionee to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option. If the Purchaser intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Shares acquired upon exercise of an Incentive Stock Option within said periods, he or she hereby agrees to notify the Company within thirty (30) days after such disposition.

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7.            Miscellaneous.

(a)            Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(b)            Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)            Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)            Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(f)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)            Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

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The parties have executed this Exercise Notice Agreement as of the date first set forth above.

COMPANY: GLOBAL HEALTH SOLUTIONS, INC.

By:

Name:

Title:

PURCHASER:

(Signature)

Address:

Signature Page to Exercise Notice Agreement